SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 21, 2009

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02  Unregistered Sales of Equity Securities

1.           On April 21, 2009, Pharmos Corporation completed a private placement of common stock and warrants.  At the closing, the Company issued 18,000,000 shares of common stock and warrants exercisable for an additional 18,000,000 shares of common stock for an aggregate purchase price of $1,800,000.  The exercise price of the warrants, which have a five-year term, is $0.12 per share.  The purchase price was based on an offer from a third party on similar financial terms based on certain conditions for a larger proposed transaction that were not met.

Two of the purchasers were existing investors in the Company, Venrock Associates (which is affiliated with Anthony B. Evnin, a Director of the Company) and New Enterprise Associates (which is affiliated with Charles W. Newhall, III, a Director of the Company).  The third investor was Demeter Trust (affiliated with Robert F. Johnston, the Company’s Executive Chairman of the Board of Directors).  With respect to the private placement of the securities sold, the Company relied on the exemption from registration under the Securities Act of 1933, as amended (the “Act”) provided by Rule 506 under the Act, given the number of, and nature of, the investors.

The Company also entered into a Registration Rights Agreement with the purchasers, pursuant to which the Company will, in certain circumstances, register for resale the shares, including the shares issuable upon exercise of the warrants, sold in the private placement.

A press release relating to the private placement is attached as Exhibit 99.1 hereto.

2.           On April 21, 2009, Venrock Associates (which is affiliated with Anthony B. Evnin, a Director of the Company), New Enterprise Associates (which is affiliated with Charles W. Newhall, III, a Director of the Company) and Robert F. Johnston, the Company’s Executive Chairman of the Board of Directors, agreed to convert as of such date the Company’s 10% Convertible Debentures due November 1, 2012 held by them, comprising an aggregate of $3,000,000 in principal amount, at a conversion price of $0.275 per share.  Accrued but unpaid interest on their debentures, aggregating $80,403, was also converted on such date, at a conversion price of $0.34 per share.  An aggregate of 11,145,570 shares was issued upon conversion of the principal and accrued but unpaid interest on the debentures.

Item 1.01  Entry into a Material Definitive Agreement.

On April 21, 2009, the Company executed general indemnification agreements with the following executive officers, directors and entities affiliated with certain directors: Robert F. Johnston, S. Colin Neill, Srinivas Akkaraju, Anthony B. Evnin, Charles W. Newhall, III, Demeter Trust (affiliated with Robert F. Johnston), Venrock Associates (affiliated with Anthony B. Evnin), Venrock Associates III, L.P. (affiliated with Anthony B. Evnin), Venrock Entrepreneurs Fund III, L.P. (affiliated with Anthony B. Evnin), New Enterprise Associates 10, Limited Partnership (affiliated with Charles W. Newhall, III) and NEA Partners 10, Limited Partnership (affiliated with Charles W. Newhall, III).

Item 3.03  Material Modification of Rights of Security Holders

On April 21, 2009, a Rights Agreement Amendment was executed to the Rights Agreement, dated as of October 23, 2002 and amended on October 23, 2006 and January 3, 2008, between the Company and American Stock Transfer & Trust Company, LLC.  The Amendment serves to exclude the acquisition of securities by the purchasers in the private placement described above from triggering a distribution of rights dividends under the Rights Agreement to holders of the Company’s Common Stock.

Item 9.01  Financial Statements and Exhibits.

Exhibits

4.1	Securities Purchase Agreement dated as of April 21, 2009 by and among Pharmos Corporation and the Purchasers named therein

4.2	Form of Stock Purchase Warrant dated April 21, 2009

4.3	Registration Rights Agreement dated as of April 21, 2009 by and among Pharmos Corporation and the Purchasers named therein

4.4
Debenture Amendment Agreement dated April 21, 2009 among Pharmos Corporation, New Enterprise Associates 10, Limited Partnership, Venrock Associates, Venrock Associates III, L.P., Venrock Entrepreneurs Fund III, L.P. and Robert F. Johnston

4.5
Amendment No. 3 dated as of April 21, 2009 to the Rights Agreement, dated as of October 23, 2002, as amended on October 23, 2006 and on January 3, 2008 (the “Rights Agreement”), between Pharmos Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent

10.1	Form of Pharmos Corporation Indemnification Agreement dated as of April 21, 2009

99.1	Press Release of Pharmos Corporation dated April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd of April, 2009.

PHARMOS CORPORATION

By:	/s/ S. Colin Neill
Name: S. Colin Neill
Title: President and Chief Financial Officer